Exhibit 3.5

CERTIFICATE OF TRUST

OF

GALAXY BITCOIN ETF

THIS Certificate of Trust of Galaxy Bitcoin ETF (the “Trust”) is being duly executed and filed on behalf of the Trust by the undersigned, as trustee, to form a statutory trust under the Delaware Statutory Trust Act (12 Del. C. § 3801 et seq.) (the “Act”).

1. Name. The name of the statutory trust formed hereby is Galaxy Bitcoin ETF.

2. Delaware Trustee. The name and business address of the trustee of the Trust in the State of Delaware are Delaware Trust Company, 251 Little Falls Drive, Wilmington, DE 19808.

3. Effective Date. This Certificate of Trust shall be effective upon filing.

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Trust in accordance with Section 3811(a)(1) of the Act.

DELAWARE TRUST COMPANY, not in its individual capacity but solely as trustee of the Trust

By:	/s/ Benjamin Hancock
Name:	Benjamin Hancock
Title:	Assistant Vice President

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF TRUST

OF

GALAXY BITCOIN ETF

THIS Certificate of Amendment to the Certificate of Trust of Galaxy Bitcoin ETF (the “Trust”) is being duly executed and filed by the undersigned, as trustee, to amend the original Certificate of Trust (the “Certificate of Trust”) of a statutory trust formed under the Delaware Statutory Trust Act (12 Del. C. Section 3801, et seq.) (the “Act”).

1. Name. The name of the statutory trust amended hereby is Invesco Galaxy Bitcoin ETF.

2. Amendment of Certificate. The Certificate of Trust of the Trust is hereby amended by changing the name of the Trust to Invesco Galaxy Bitcoin ETF.

3. Effective Time. This Certificate of Amendment will be effective upon its filing with the Secretary of State of the State of Delaware.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment in accordance with Section 3811(a) and (b) of the Act.

DELAWARE TRUST COMPANY, not in its individual capacity but solely as trustee of the Trust

By:	/s/ Benjamin Hancock
Name:	Benjamin Hancock
Title:	Assistant Vice President